EXHIBIT 5.1

                                            4144 North Central Exprwy., Ste. 410
                                                             Dallas, Texas 75204
W O L T J E N
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     L A W   F I R M
                                                                      Telephone:
                                                                    214-742-5555
                                                         Facsimile: 214-742-5545
                                                  E-Mail: woltjen@woltjenlaw.com

September 7, 2005

The Board of Directors
Rush Financial Technologies, Inc.
13355 Noel Road, Suite 300
Dallas, Texas  75240

To the Board of Directors of Rush Financial Technologies, Inc.:

Rush Financial Technologies, Inc., a Texas corporation (the "Company"), has informed Woltjen Law Firm (the "Firm"), of its intention to file on or about September 7, 2005, a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning Two Million Two Hundred Fifty Two Thousand Two Hundred Seventy Four (2,252,274) shares (the "Shares") of its common stock, par value $0.01 ("Common Stock"), with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested the Firm's opinion regarding this issuance of Common Stock pursuant to the Company's Long-Term Incentive Plan (the "Plan").

You have represented to the Firm that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in filing such reporting requirements with the SEC and that the Company's board of directors has authorized the filing of the Registration Statement. Based on these representations and to the best of the Firm's knowledge, the Firm is of the opinion that the Common Stock will, when sold, be legally issued, fully paid and non-assessable. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein, and is further subject to qualifications, exceptions, and limitations set forth below:

     A. The Firm expressly excepts from the opinion set forth herein any opinion or position as to whether or to what extent a Texas court, or any other court, would apply Texas law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

     B. In rendering this opinion, the Firm assumed that the Company is satisfying the various substantive requirements of Form S-8. The Firm, therefore, expressly disclaims any opinion regarding the Company's compliance with such requirements.

     C. The Firm expressly excepts from the opinion set forth herein any opinion concerning the need for compliance by any party, specifically by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Texas, or any other jurisdiction.

     D. In expressing the opinion set forth herein, the Firm assumed the authenticity and completeness of all corporate documents, records and instruments provided to the Firm by the Company and its representatives. The Firm assumed the accuracy of all statements of fact contained therein. The Firm further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies, or faxed copies, and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

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     E. The Firm expressly excepts from the opinion set forth herein any opinion concerning the propriety of any issuance of any shares, or the consideration tendered for such shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

     F. The opinion contained herein is rendered as of the date hereof, and the Firm undertakes no obligation to advise of any changes in or any new developments which might affect any matters or opinions set forth herein, and the Firm hereby disclaims any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement, and the Firm hereby consents to the use of it as an exhibit to the Registration Statement. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance the Firm's prior written consent.

Sincerely,



/s/ Woltjen Law Firm
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Woltjen Law Firm